Exhibit 99.1

NutriSystem, Inc. Reports Third Quarter 2008 Results;

Announces Quarterly Dividend of $0.175

  Delivers Third Quarter Results for 2008, Revenues of $163 Million and Adjusted EBITDA of $27 Million

HORSHAM, Pa. - (BUSINESS WIRE) October 22, 2008 - NutriSystem, Inc. (NASDAQ:NTRI), a leading provider of weight management products and services, today reported financial results for the third quarter ended September 30, 2008, including:

  Revenue of $162,681,000, compared to $188,103,000 in the third quarter of 2007;

  Income from continuing operations after tax of $13,695,000 compared to $22,250,000 in the third quarter of 2007;

  Adjusted EBITDA, defined as income from continuing operations excluding non-cash employee compensation, foreign currency transaction gains (losses), equity loss, interest, income taxes and depreciation and amortization expense of $26,652,000, compared to $36,963,000 in the third quarter 2007;

  Fully diluted earnings per share of $0.45, compared to $0.64 in the third quarter of 2007; and

  Cash and cash equivalents of $58,049,000 at September 30, 2008, and no debt outstanding under its $200 million credit facility.

"Even in turbulent economic conditions our flexible eCommerce, direct-to-consumer business model continues to generate solid levels of revenues, Adjusted EBITDA and cash while remaining debt free," stated President and Chief Executive Officer Joe Redling. "With the sustained strength in our cash generation and balance sheet, we are announcing the continuation of our quarterly dividend to continue to return value to our shareholders," added Redling.

"So far this year we have generated $97 million of cash provided by operating activities which allowed us to fully fund capital expenditures for growth while returning over $70 million to our shareholders through dividends and buybacks," stated Chief Financial Officer David Clark.

The Board of Directors declared the Company's quarterly dividend of $0.175 per share, payable November 17, 2008 to shareholders of record as of November 7, 2008. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

Full Year 2008 Outlook

The Company now expects full year 2008 revenues to be between $690 million and $700 million, and Adjusted EBITDA is expected to be between $105 million and $110 million. The Company defines Adjusted EBITDA as income from continuing operations excluding non-cash employee compensation, foreign currency transaction gains (losses), equity loss, interest, income taxes and depreciation and amortization expense. "Our third quarter performance was impacted by weaker than anticipated demand in September which we expect to continue through October and the balance of 2008 given the difficult macroeconomic conditions. With an expanded product offering for 2009, our revised guidance provides us with flexibility to assess and react to the market going into first quarter of 2009," commented Mr. Redling.

Conference Call and Webcast

Management will host a conference call at 4:30 PM Eastern Time Wednesday, October 22, 2008. The conference call will include remarks about the quarter and the Company's outlook from President and Chief Executive Officer Joe Redling, and Chief Financial Officer David Clark. Live audio of the conference call will be simultaneously webcast over the Internet on the Company's website, www.nutrisystem.com. Please click through to the Investor Relations page at the bottom of the home page to locate the microphone icon.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ:NTRI) is a leading provider of weight management products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the fourth quarter and full year 2008, its expectations regarding the effect of economic and competitive pressures, and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Relations Contact:
Cindy Warner Investor Relations Manager NutriSystem, Inc. Tel: 215-346-8316 Email: cwarner@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended September 30, __________________________		Nine Months Ended September 30, _______________________
	2008	2007	2008	2007

REVENUE	$ 162,681	$ 188,103	$ 573,178	$ 639,578

COSTS AN EXPENSES:
Cost of revenue	79,523	87,691	283,056	295,420
Marketing	39,165	47,514	148,449	144,737
General and administrative	19,471	16,871	54,475	48,379
Depreciation and amortization	2,484	1,520	6,170	4,130
Total costs and expenses	140,643	153,596	492,150	492,666
Operating income from continuing operations	22,038	34,507	81,028	146,912
FOREIGN CURRENCY TRANSACTION LOSS	(40)	-	(84)	-
EQUITY LOSS	(552)	-	(2,660)	-
INTEREST INCOME, net	292	1,097	734	2,986
Income from continuing operations before income taxes	21,738	35,604	79,018	149,898
INCOME TAXES	8,043	13,354	29,234	56,214
Income from continuing operations	13,695	22,250	49,784	93,684
DISCONTINUED OPERATION:
Loss on discontinued operation, net of income tax benefit	(164)	(1)	(202)	(19)
Net income	$ 13,531	$ 22,249	$ 49,582	$ 93,665

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.46	$ 0.65	$ 1.60	$ 2.71
Net loss from discontinued operation	-	-	-	-
Net income	$ 0.46	$ 0.65	$ 1.60	$ 2.71
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.45	$ 0.64	$ 1.58	$ 2.64
Net loss from discontinued operation	-	-	(0.01)	-
Net income	$ 0.45	$ 0.64	$ 1.57	$ 2.64
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,709	34,219	31,076	34,621
Diluted	30,247	34,942	31,597	35,438

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)
September 30,	December 31,
2008	2007
(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 58,049	$ 40,679
Marketable securities	-	1,769
Receivables	16,074	19,100
Inventories	39,010	82,491
Prepaid income taxes	5,004	-
Deferred income taxes	4,151	3,260
Other current assets	7,536	11,585
Current assets of discontinued operation	375	517
Total current assets	130,199	159,401

FIXED ASSETS, net	24,336	21,872
EQUITY INVESTMENT	10,798	13,458
GOODWILL	2,717	-
IDENTIFIABLE INTANGIBLE ASSETS, net	2,795	-
OTHER ASSETS	3,031	3,823
NON-CURRENT ASSETS OF DISCONTINUED OPERATION	6	6
$ 173,882	$ 198,560
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 30,475	$ 46,064
Accrued payroll and related benefits	4,332	1,907
Income taxes payable	-	2,482
Deferred revenue	2,420	-
Other accrued expenses and current liabilities	6,965	5,535
Current liabilities of discontinued operation	169	64
Total current liabilities	44,361	56,052
NON-CURRENT LIABILITIES	1,255	1,006
Total liabilities	45,616	57,058

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,928,046 at September 30, 2008 and 33,955,859 at December 31, 2007)	30	33
Retained earnings	128,405	141,454
Accumulated other comprehensive (loss) income	(169) )	15
Total stockholders' equity	128,266	141,502
$ 173,882	$ 198,560

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Nine Months Ended September 30, -------------------------------------
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 49,582	$ 93,665
Adjustments to reconcile net income to net cash provided by operating activities-
Loss on discontinued operation	202	19
Depreciation and amortization	6,170	4,130
Share-based expense	5,704	2,853
Deferred income tax benefit	(336)	(1,183)
Loss on disposal of fixed assets	85	244
Equity loss	2,660	-
Changes in operating assets and liabilities
Accrued interest income	19	(235)
Receivables	3,009	2,764
Inventories	43,426	33,455
Other assets	4,442	(976)
Accounts payable	(15,602)	(13,038)
Accrued payroll and related benefits	2,426	3,970
Deferred revenue	2,420	-
Income taxes	(7,483)	7,813
Other accrued expenses and liabilities	403	2,548
Net cash provided by operating activities of continuing operations	97,127	136,029
Net cash (used in) provided by operating activities of discontinued operations	(95)	14
Net cash provided by operating activities	97,032	136,043
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	-	(172,300)
Sales of marketable securities	1,750	162,475
Cash paid for acquisition of a business	(4,217)	-
Capital additions	(8,540)	(12,092)
Net cash used in investing activities of continuing operations	(11,007)	(21,917)
Net cash used in investing activities of discontinued operations	-	(100)
Net cash used in investing activities	(11,007)	(22,017)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	35,000	-
Repayments of borrowings under credit facility	(35,000)	-
Exercise of stock options	819	1,623
Withholding of restricted stock for minimum tax obligations	(246)	-
Tax benefit from stock option exercises	1,267	7,381
Tax benefit from dividends	112	-
Repurchase and retirement of common stock	(59,787)	(97,756)
Payment of dividends	(10,829)	~~---~~
Net cash used in financing activities of continuing operations	(68,664)	(88,752)
Net cash used in financing activities of discontinued operations	-	(150)
Net cash used in financing activities	(68,664)	(88,902)
Effect of exchange rate changes on cash and cash equivalents	(130)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	17,231	25,124
CASH AND CASH EQUIVALENTS, beginning of period	41,190	13,785
CASH AND CASH EQUIVALENTS, end of period	58,421	38,909
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of period	372	216
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 58,049	$ 38,693

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	----------------------------------------		---------------------------------------
	2008	2007	2008	2007

Adjusted EBITDA	$ 26,652	$ 36,963	$ 92,628	$ 153,620
Non-cash employee	(2,130)	(936)	(5,430)	(2,578)
compensation expense
Foreign currency transaction loss	(40)	-	(84)	-
Equity loss	(552)	-	(2,660)	-
Interest income, net	292	1,097	734	2,986
Income taxes	(8,043)	(13,354)	(29,234)	(56,214)
Depreciation and amortization	(2,484)	(1,520)	(6,170)	(4,130)
Income from continuing operations	$ 13,695	$ 22,250	$ 49,784	$ 93,684

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, foreign currency transaction gains (losses), equity loss, interest, income taxes and depreciation and amortization expense. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

###